UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2009

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 15, 2009, Duke Realty Corporation (the “Company”) issued a press release (the “Press Release”) providing an update on its first quarter 2009 financing, dispositions, and performance, as well as an update on its dividends and earnings guidance. A copy of the Press Release is furnished as Exhibit 99.1 to this report and the information under the heading “Financial and Portfolio Performance” is incorporated into this Item 2.02 by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the Press Release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference.

The Company estimates that its Funds From Operations (“FFO”), a widely accepted supplemental measure of performance of real estate investment trusts, will be between $1.48 and $1.71 per diluted common share for the year ending December 31, 2009 after considering the effect of the proposed offering of 64,000,000 shares of common stock announced today. This FFO estimate does not include impairment charges, if any, that may be taken in 2009.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 15, 2009, issued by Duke Realty Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and
Corporate Secretary

Dated: April 15, 2009

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated April 15, 2009, issued by Duke Realty Corporation